Exhibit 21.1
FORESTAR GROUP INC.
SUBSIDIARIES

Legal Entity	Jurisdiction	% Ownership
Forestar (USA) Real Estate Group Inc.	Delaware	100%
242, LLC	Texas	50%
360 Development LLC	Delaware	100%
4S/RPG Land Company LP	Texas	100%
Arrowhead Ranch Utility Company LLC	Texas	100%
Bandera/Lantana, LP	Texas	100%
Bandera/Lantana II, LP	Texas	100%
Bandera/Lantana III, LP	Texas	100%
Bandera IV/Kendall III, LP	Texas	100%
Bellaire/Lantana II LP	Texas	100%
Canyon Land Holdings LLC	Delaware	100%
Carlisle/Lantana III LP	Texas	100%
CL Ashton Woods, LP	Texas	80%
CL Realty, LLC	Delaware	50%
CL Texas I GP, L.L.C.	Georgia	100%
CL Waterford, LLC	Texas	100%
CL Westpark, LLC	Georgia	100%
CL/RPG Land Company, LP	Texas	100%
CREA FMF Nashville LLC	Delaware	30%
Elan 99, LLC	Delaware	90%
FirstLand Investment Corporation	Texas	100%
FMF Development LLC	Delaware	100%
FMF Littleton LLC	Delaware	25%
Forestar Hotel Holding Company Inc.	Nevada	100%
Capitol of Texas Insurance Group Inc.	Delaware	100%
Top of Westgate Corporation	Texas	100%
CCA Hospitality, Inc.	Texas	100%
Forestar Mountain Investments LLC	Delaware	100%
Forestar Real Estate Group Inc.	Delaware	100%
Forestar Realty Inc.	Delaware	100%
TEMCO Associates, LLC	Georgia	50%
FORCO Real Estate Inc.	Delaware	100%
Forestar Water LLC	Delaware	100%
Forestar/MWC WCF LLC	Delaware	90%
FOR/SR Forsyth LLC	Delaware	90%
Gaillardia/Lantana, LP	Texas	100%
GBF/LIC 288, Ltd.	Texas	75%
Hickory Hill Development, LP	Texas	100%
HM Stonewall Estates, Ltd.	Texas	50%
Isabel/Lantana, LP	Texas	100%
Johnstown Farms, LLC	Delaware	100%
Juniper/Lantana, LP	Texas	100%
Kendall/Lantana, LP	Texas	100%
Kendall/Lantana II, LP	Texas	100%
LIC Ventures Inc.	Delaware	100%
LM Land Holdings, LP	Texas	38%
Madison/Lantana, LP	Texas	100%
Madison/Lantana II, LP	Texas	100%
Madison/Lantana III, LP	Texas	100%
Magnolia/Lantana IV, LP	Texas	100%
Magnolia/Lantana V, LP	Texas	100%
Magnolia/Lantana VI, LP	Texas	100%
Miramonte Boulder Pass LLC	Delaware	50%
Olympia Joint Venture (general partnership)	Texas	100%
Palmetto/Lantana, LP	Texas	100%

Legal Entity	Jurisdiction	% Ownership
Sabine Real Estate Company	Delaware	100%
Stoney Creek Properties LLC	Delaware	100%
SWR Holdings LLC	Delaware	100%
Sustainable Water Resources LLC	Texas	100%
Timber Creek Properties LLC	Delaware	88%
Westlake Acquisition Partners LLC	Delaware	100%